UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 26, 2007

VisualMED Clinical Solutions Corp.
(Exact name of registrant as specified in its charter)

NEVADA	000-33191	88-0436055
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1035 Laurier Street West
Montreal, Quebec H2V 2L1
(Address of principal executive offices and Zip Code)

(514) 274-1115
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

VisualMED Clinical Solutions Corp. (the “Company”) (NASDAQ OTC BB: VMCS) (Frankfurt: VA6.F) announces that it has, with Medical.MD Inc. of Montreal, an authorized reseller for VisualMED clinical software products, concluded an agreement in which its suite of clinical modules will be licensed to Plexo Inc. of Montreal, a preventive and occupational medicine group.

Plexo Inc. is acquiring both the VisualMED clinical information system as well as the Medical.MD web-based Personal Health Information System (PHIS) technologies to streamline its capabilities and enhance the range of clinical functionality it can offer to its clients, who number over one thousand Quebec businesses. The first stage of this agreement is worth $500,000 with a recurring annual maintenance fee of up to $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of September, 2007.

VisualMED Clinical Solutions Corp.

By:	/s/ Gerard Dab

Gerard Dab, Chairman, CEO